Exhibit 24

                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Craig A. Creaturo and Michelle L. Freehling, and each of them severally, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all forms pursuant to Rule 144 of the Securities Act of 1933 and Section 16 of the Securities Exchange Act of 1934, or any successor provisions to the foregoing, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any stock exchange, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in accordance therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.



April 1, 2011                           /s/ Howard H. Xia
                                        -----------------
                                           Signature


                                          Howard H. Xia
                                          Printed Name